AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             COVINGHAM CAPITAL CORP.

                                   ARTICLE ONE

     Covingham  Capital  Corp.  (the  "Company"),  pursuant to the provisions of
Section  245  of  the Delaware General Corporation Law (the "DGCL"), adopts this
Amended and Restated Certificate of Incorporation, which accurately copies the Certificate of Incorporation and all amendments in effect to date. The
Certificate of Incorporation, as restated and amended by this Amended and Restated Certificate of Incorporation, is set forth below. The Corporation was incorporated in the State of Delaware on July 3, 2000.

                                   ARTICLE TWO

     Each statement made by this Amended and Restated Certificate of Incorporation has been effected in conformity with the provisions of the DGCL. This Amended and Restated Certificate of Incorporation and each amendment made by this Amended and Restated Certificate of Incorporation were adopted by the stockholders of the Company on December 10, 2002.

                                  ARTICLE THREE

     The number of shares of the Company outstanding at the time of the adoption was 5,151,784; and the number of shares entitled to vote on the amendments was 5,151,784.

                                  ARTICLE FOUR

     The number of shares that voted for the amendments was 2,900,000. The vote for the amendments was taken in the form of a consent executed by stockholders owning a majority of the stock of the Company entitled to vote thereon, pursuant to the provisions of Section 228 of the DGCL. Consequently, the number of shares voted against the amendments was zero, with the result that the amendments received a majority of the votes of the outstanding stock of the Company entitled to vote thereon.

                                  ARTICLE FIVE

     The Certificate of Incorporation and all amendments and supplements to them are superseded by the following restated Certificate of Incorporation, which accurately copy the entire text as well as incorporate the amendments passed by the stockholders on December 10, 2002:

                                   "ARTICLE I
                                      NAME

               The name of the Company is Sub Surface Waste Management of Delaware, Inc.

                                   "ARTICLE II

                                    BUSINESS

               The purpose and nature of the business, objectives, or purposes to be transacted, promoted, or carried on by the Company shall be as follows:

               1. The purpose of the Company shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

               2. To do all and everything necessary, suitable, and proper to accomplish the foregoing, and to engage in any and every activity and business enterprise which the Company's board of directors (the "Board of Directors") may, from time to time, deem reasonably necessary, providing the same shall not be inconsistent with the DGCL.

                                  "ARTICLE III
                                  CAPITAL STOCK

               1.  Authorized  Stock.  The  total number of shares of stock
                   -----------------
          which the Company shall have authority to issue is 350,000,000, consisting of 300,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 50,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

               2.  Preferred  Stock. The Preferred Stock may be issued from
                   ----------------
          time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable section of the DGCL (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (a) The designation of the series, which may be by distinguishing number, letter or title.

               (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

               (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

               (d)  The dates at which dividends, if any, shall be payable.

               (e) The redemption rights and price or prices, if any, for shares of the series.

               (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

               (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

               (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

               (i) Restrictions on the issuance of shares of the same series or of any other class or series.

               (j) The voting rights, if any, of the holders of shares of the series.

               (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

               3.  Common  Stock.  The Common Stock shall be subject to the
                   -------------
          express terms of the Preferred Stock and any series thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

               4.  Voting  Rights.  Except  as  may  be  provided  in  this
                   --------------
          Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of the

          Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

               5.  Denial  of  Preemptive  Rights.  No  stockholder  of the
                   ------------------------------
          Company shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

               6.  Record  Date.  The  Board  of  Directors may prescribe a
                   ------------
          period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Company may be made, or may fix, in advance, a record date not more than 60 or less than 10 days before the date of any such meeting as the date as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record on that date are entitled to notice or to vote at such a meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to an adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors must fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting.

                                   "ARTICLE IV
                              ELECTION OF DIRECTORS

               1.  Number. The business and affairs of the Company shall be
                   ------
          conducted and managed by, or under the direction of, the Board of Directors. The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors.

               2. Vacancies. Except as otherwise provided for herein, newly
                  ---------
          created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

               3. Removal of Directors. Except as otherwise provided in any
                  --------------------
          Preferred Stock Designation, any director may be removed from office only by the affirmative vote of the holders of a majority or more of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

                                   "ARTICLE V
                        POWERS OF THE BOARD OF DIRECTORS

               In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               1. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

               2. To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               3. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee, and one or more additional committees, to exercise, subject to applicable provisions of law, such powers of the Board of Directors in the management of the business and affairs of the Company as set forth in said resolution, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required to be submitted to the stockholders for approval or, (b) adopting, amending or repealing any Bylaw of the Company. The Executive Committee and each such other committee shall consist of two or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               4. When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Company.

                                   "ARTICLE VI
                             RECEIVERS AND TRUSTEES

               Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, on the application of any receiver or receivers appointed for the Company under the provisions of
          Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

                                  "ARTICLE VII
                                     BYLAWS

               Bylaws of the Company may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company's stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed. Such Bylaws may contain any provision for the regulation and management of the affairs of the Company and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or this Certificate of Incorporation.

                                  "ARTICLE VIII
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

               The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   "ARTICLE IX
                                    EXISTENCE

               The Company is to have perpetual existence.

                                   "ARTICLE X
                             LIMITATION OF LIABILITY

               A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this
          Article X shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Company or stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

               If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                   "ARTICLE XI
               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

               The Company shall be governed by Section 203 of the DGCL. Provided, however, notwithstanding anything herein contained to the contrary, the provisions of Section 203 of the DGCL shall not be applicable to Robert C. Brehm.

                                  "ARTICLE XII
                                 INDEMNIFICATION

               The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the DGCL ("Section 145"), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section
          145. In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification. The Company may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section. The Company shall promptly make or cause to be made any determination which Section 145 requires.

                                  "ARTICLE XIII
                      TRANSACTIONS WITH INTERESTED PARTIES

               No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                  "ARTICLE XIV

               The name of the Registered Agent is Corporation Service Company located at 2711 Centerville Road, No. 400, Wilmington, New Castle County, Delaware 19808."

     IN WITNESS HEREOF, the undersigned has hereunto set his hand on December 10, 2002.

                                             COVINGHAM  CAPITAL  CORP.



                                             By     Robert  C.Brehm
                                               ---------------------------------
                                               Robert C. Brehm, President

THE STATE OF CALIFORNIA     )
                            )
COUNTY OF SAN DIEGO         )

     On this 10th day of December, 2002, before me, the undersigned officer, personally appeared Robert C. Brehm, known personally to me to be the President of Covingham Capital Corp., and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                             -----------------------------------
                                             Notary Public/Commissioner of Oaths
(SEAL)                                       My Commission Expires:
                                                                   -------------